Exhibit 4.8


                 TERMS OF THE EXCHANGEABLE LIMITED LIABILITY COMPANY
                                 PREFERRED SECURITIES

                            DATED AS OF SEPTEMBER 24, 1997

                            WRITTEN ACTION OF THE MANAGER
                        PURSUANT TO SECTION 7.1 OF THE AMENDED
                   AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                                 OF ICG FUNDING, LLC

                    The undersigned Manager of ICG Funding, LLC, a Delaware limited liability company (the "Company"), pursuant to Section 7.1(b) of the Amended and Restated Limited Liability Company Agreement of the Company (the "Agreement") dated as of September 24, 1997 by and among ICG Communications, Inc. ("ICG"), James D. Grenfell, the Manager and the Persons who become Members of the Company in accordance with the provisions thereof, does hereby authorize the issue of, and establish the relative rights, powers, preferences, limitations and restrictions of, a series of Preferred Securities as follows:

                    1.   Definitions.  All terms defined in the Agreement
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          and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. The following additional terms have the respective meanings specified below:

                    "Average Market Value" of the ICG Common Stock means the average of the Current Market Value for the Ten Trading days ending on the second Business Day prior to the applicable date of payment.

                    "Book-Entry Interest" means a beneficial interest in the global certificates representing Preferred Securities, ownership and transfers of which shall be made through the book-entry system of a Clearing Agency as described in Section 11.

                    "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                    "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, that is acting as depositary for the Preferred Securities and in whose name (or nominee's name) shall be registered one or more global certificates representing Preferred Securities and which shall undertake to effect book-entry transfers and pledges of interests in the Preferred Securities.

                    "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of interests in securities deposited with the Clearing Agency.

                    "Closing Date" shall mean September 24, 1997.

                    "Commission" has the meaning set forth in Section 4(d) hereof.

                    "Current Market Value" of the ICG Common Stock means
          (i) the Volume Weighted Average Price, as reported on the Nasdaq National Market, or (ii) the average of the high and low sale prices of the ICG Common Stock, if reported on any other national securities exchange.

                    "Distributed Securities" has the meaning set forth in
          Section 5(b) hereof.

                    "Dividend Payment Date" has the meaning set forth in
          Section 4(a) hereof.

                    "Escrow Agreement" means the Escrow and Security Agreement dated as of September 24, 1997 among ICG, the Company and Norwest Bank Colorado, National Association, for the ratable benefit of holders of the Preferred Securities.

                    "Exchange Agent" has the meaning set forth in Section 5(a) hereof.

                    "Exchange Price" means $50 divided by the Exchange
          Rate.

                    "Exchange Rate" has the meaning set forth in Section 5 hereof

                    "Guarantee" means the Guarantee Agreement dated as of September 24, 1997, executed and delivered between and the Company and ICG for the benefit of the holders from time to time of the Preferred Securities, as amended from time to time.

                    "Holder(s)" means the registered holders of the Preferred Securities as they appear on the books and records of the Company.

                    "ICG Common Stock" means the Common Stock, $.01 par value per share, of ICG.

                    "ICG Preferred Stock" means the Preferred Stock, $.01 par value per share, of ICG with such terms and provisions as set forth in the Certificate of Designation, Rights and Preferences of the Preferred Stock Mandatorily Redeemable 2009 of ICG.

                    "Initial Redemption Date" has the meaning set forth in
          Section 6(c) hereof.

                    "Liquidation Distribution" has the meaning set forth in
          Section 8 hereof.

                    "Mandatory Redemption" has the meaning set forth in
          Section 6(a) hereof.

                    "Mandatory Redemption Date" means November 15, 2009.

                    "Notice of Redemption" has the meaning set forth in
          Section 6(a) hereof.

                    "Optional Redemption" has the meaning set forth in
          Section 6(c) hereof.

                    "Preferred Securities" has the meaning set forth in
          Section 2 hereof.

                    "Provisional Redemption" has the meaning set forth in
          Section 6(b) hereof.

                    "Provisional Redemption Date" has the meaning set forth in Section 6(b) hereof.

                    "Registration Rights Agreement" means the registration rights agreement among the Company, ICG, Morgan Stanley & Co. Incorporated and Deutsche Morgan Grenfell Inc. dated as of the Closing Date.

                    "Securities" shall be a collective reference to the Preferred Securities and the ICG Common Stock issuable upon exchange of the Preferred Securities pursuant to the terms of this Written Action.

                    "Securities Act" means the Securities Act of 1933, as amended.

                    "Shelf Registration Statement" has the meaning set forth in Section 4(d) hereof.

                    "Trigger Event" has the meaning set forth in Section 5(b)(viii).

                    "Trading Day" means, with respect to any security listed or admitted to trading on the NYSE, any day on which such securities are traded on the NYSE, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, in the over-the-counter market.

                    "Written Action" shall mean this written action of the Manager.

                    2.   Designation and Ranking.  A total of 2,645,000
                         -----------------------
          securities with a liquidation preference of $50.00 per security are hereby authorized and designated as "Exchangeable Limited Liability Preferred Securities" (collectively, the "Preferred Securities", and, individually, a "Preferred Security"). The Preferred Securities will, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company, rank senior to all classes of common securities of the Company and to each other class of capital securities or series of preferred securities of the Company.

                    3.   Voting.  Except as otherwise required in the
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          Delaware Limited Liability Company Act, 6 Del. C. Section 18-101,
          et seq., as amended, the Agreement (including, without limitation, Section 8.1 thereof) or this Written Action, Holders shall have, with respect to such Preferred Securities, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

                    4.   Dividends.  (a)  The Holders shall be entitled to
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          receive, out of funds legally available therefor, cumulative cash dividends at a rate per annum of 6 3/4% of the liquidation preference of $50 per Preferred Security. The amount of dividends payable for a full monthly dividend period shall be computed on a daily basis. Dividends shall accrue from September 24, 1997, and shall be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each a "Dividend Payment Date") commencing November 15, 1997 to
          Holders of record at the close of business on February 1, May 1, August 1 and November 1 immediately preceding the Dividend
          Payment Date. Dividends shall accrue and be cumulative from September 24, 1997 whether or not they have been earned or declared and whether or not there are funds of the Company legally available for the payment of dividends. In the event that any date on which dividends are payable on the Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                    (b) Dividends on the Preferred Securities will be paid to the extent that the Company has funds legally available for the payment of such dividends. Amounts available to the Company for dividends to the holders of the Preferred Securities will be limited to shares of ICG Common Stock received by the Company from ICG as dividends on the ICG Preferred Stock (and proceeds from any sales of such ICG Common Stock by the Company) and the interest on and principal of the Treasury strips that are held in
          the Escrow Account.   Any such ICG Common Stock received by the
          Company may be paid as a dividend to the holders of the Preferred Securities (only after November 15, 2000) or sold in the open market and the cash proceeds of sale used to pay cash dividends on the Preferred Securities.

                    (c) Through and including November 15, 2000, dividends on the Preferred Securities shall be paid in cash. Thereafter, dividends on the Preferred Securities may be paid, at the Company's option, in (i) cash, (ii) ICG Common Stock, valued at 90% of the Average Market Value of the ICG Common Stock, or
          (iii) any combination of cash or ICG Common Stock; provided that any dividend payment must be made in cash to the extent ICG shall have provided the Company with cash (whether through dividends on the ICG Preferred Stock or otherwise) to make all or any portion of such dividend payment. If any dividend (or portion thereof) payable on any Dividend Payment Date is not paid in full on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid on such date shall cumulate at the dividend rate, compounding quarterly, until paid in full.

                    (d)  ICG and the Company shall enter into a
          registration rights agreement with the placement agents (the "Registration Rights Agreement") pursuant to which ICG and the Company will, at ICG's expense, for the benefit of the holders of the Securities (i) use their best efforts to file with the Securities and Exchange Commission (the "Commission") within 90 days after the Closing Date, a registration statement (the "Shelf Registration Statement") covering resales of the Securities, (ii) use their best efforts to cause the Shelf Registration Statement covering resales of the Securities to be declared effective by the Commission under the Securities Act within 180 days after the Closing Date and (iii) use their best efforts to keep effective the Shelf Registration Statement until two years (or for such longer period as may be provided for in the Registration Rights Agreement) after the Closing Date or such earlier date as all of the Securities shall have been disposed of pursuant to the Shelf Registration Statement or on which all Securities held by persons that are not affiliates of ICG or the Company may be resold without registration pursuant to Rule 144(k) under the Securities Act.

                    If, on or prior to the 90th day following the Closing Date, the Shelf Registration Statement has not been filed with the Commission, additional dividends will accrue at an annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is filed, and if on or prior to the 180th day following the Closing Date, the Shelf Registration Statement is not declared effective, additional dividends shall accrue at an additional annual rate of 0.25% of the liquidation preference thereof until the Shelf Registration Statement is declared effective, payable on each Dividend Payment Date in (i) cash, (ii) ICG Common Stock, based upon 90% of the Average Market Value of the ICG Common Stock or (iii) any combination of cash or ICG Common Stock (provided that such payment must be made in cash to the extent ICG shall have provided the Company with cash (whether through dividends on the ICG Preferred Stock or otherwise)) to make all or any portion of such payment.

                    5.   Exchange.  (a)  The Preferred Securities shall be
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          exchangeable with the Company at any time, in whole or in part, prior to November 15, 2009 (the "Mandatory Redemption Date") (unless earlier redeemed), at the option of the holder thereof and in the manner described below, into shares of ICG Common Stock at an exchange rate (the "Exchange Rate") which shall initially be equal to 2.0811 shares of ICG Common Stock for each Preferred Security, subject to adjustment as described below.

                    A holder of a Preferred Security wishing to exercise its exchange right shall (i) deliver an exchange notice to ICG (in such capacity, the "Exchange Agent"), (ii) if required, furnish appropriate endorsements and transfer documents and
          (iii) if required, pay all transfer or similar taxes, and the Exchange Agent shall, on behalf of such holder, exchange such Preferred Securities with the Company for shares of ICG Common Stock and deliver such shares of ICG Common Stock to such holder. The Company shall obtain such shares of ICG Common Stock by exchanging shares of the ICG Preferred Stock it holds with ICG for ICG Common Stock, pursuant to the terms of the ICG Preferred Stock.

                    Holders of Preferred Securities at the close of business on a dividend record date shall be entitled to receive the dividends payable on such Preferred Securities on the corresponding Dividend Payment Date notwithstanding the exchange of such Preferred Securities following such dividend record date but prior to such Dividend Payment Date. Except as provided in the immediately preceding sentence, neither the Company nor ICG will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid dividends, whether or not in arrears, on exchanged Preferred Securities. Each exchange will be deemed to have been effected immediately prior to the close of business on the day on which the related exchange notice was received by the Exchange Agent.

                    No fractional shares of ICG Common Stock shall be issued as a result of exchange, but in lieu thereof such fractional interest shall be paid by the Company in cash based on the last reported sale price of ICG Common Stock on the date the affected Preferred Securities are surrendered for exchange.

                    (b) The Exchange Rate shall be adjusted from time to time by the Company as follows:

                    (i) In case ICG shall pay a dividend or make a distribution, in shares of ICG Common Stock, on ICG Common Stock, the Exchange Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Exchange Rate by a fraction of which the denominator shall be the number of shares of ICG Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. ICG will not pay any dividend or make any distribution on shares of ICG Common Stock held in the treasury of ICG. If any dividend or distribution of the type described in this Section 5(b)(i) is declared but is not so paid or made and not required to be so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.

                    (ii) In case ICG shall issue rights or warrants to all
               holders of ICG Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase ICG Common Stock at a price per share less than the Average Market Value per share at the record date for the determination of stockholders entitled to receive such rights or warrants, the Exchange Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the denominator of which shall be the number of shares of ICG Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Average Market Value and the numerator of which shall be the number of shares of ICG Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of ICG Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants.
               In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of ICG Common Stock at less than such Average Market Value, and in determining the aggregate offering price of such shares of ICG Common Stock, there shall be taken into account any consideration received by the ICG for such rights or warrants, the value of such consideration, if other than cash, to be determined by the board of directors. To the extent that shares of ICG Common Stock are not delivered or required to be delivered after the expiration of such rights or warrants, the Exchange Rate shall be readjusted to the Exchange Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of ICG Common Stock actually delivered. If such rights or warrants are not so issued and not required to be so issued, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

                    (iii) In case outstanding shares of ICG Common Stock shall be subdivided into a greater number of shares of ICG Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of ICG Common Stock shall be combined into a smaller number of shares of ICG Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                    (iv) In case ICG shall distribute to all holders of ICG
               Common Stock any shares of any class of capital stock of ICG (other than ICG Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of
               ICG) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (c) above) (any of the foregoing hereinafter in this subsection the "Distributed Securities"), then in each such case the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect on the record date with respect to such distribution by a fraction of which the denominator shall be the Average Market Value on such record date less the fair market value on such record date (as determined by the board of directors of ICG, whose determination shall be conclusive) of the Distributed Securities applicable to one share of ICG Common Stock and the numerator of which shall be the Average Market Value per share on the record date for the determination of shareholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of ICG Common Stock is equal to or greater than the Average Market Value on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exchange the amount of Distributed Securities such holder would have received had such holder exchanged each Preferred Security on such record date. In the event that such distribution is not so paid or made, the Exchange Rate shall again be adjusted to the Exchange Rate which would then be in effect if such distribution had not been declared. If the board of directors of ICG determines the fair market value of any distribution for purposes of this subsection by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Average Market Value.

                    Notwithstanding the foregoing provisions of this
               subsection, no adjustment shall be made hereunder for any distribution of Distributed Securities if ICG makes proper provision so that each Holder who exchanges a Preferred Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such exchange, in addition to the shares of ICG Common Stock issuable upon such exchange, the amount and kind of Distributed Securities that such holder would have been entitled to receive if such holder had, immediately prior to such record date, exchanged such Preferred Security for ICG Common Stock, provided that, with respect to any Distributed
                             --------
               Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon exchange of such Preferred Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following exchange of such Preferred Security.

                    (v) In case ICG shall, by dividend or otherwise, distribute to all holders of ICG Common Stock cash (excluding (x) any quarterly cash dividend on the ICG Common Stock to the extent the aggregate cash dividend per share of ICG Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of ICG Common Stock of the next preceding quarterly cash dividend on the ICG Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Exchange Rate pursuant to this subsection (as adjusted to reflect subdivisions or combinations of the ICG Common Stock), and (B) 3.75% of the average of the last reported sales price of the ICG Common Stock (determined as provided below) during the ten Trading Days next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless ICG elects to reserve such cash for distribution to the Holders upon the exchange of the Preferred Securities so that any such Holder exchanging Preferred Securities will receive upon such exchange, in addition to the shares of ICG Common Stock to which such Holder is entitled, the amount of cash which such holder would have received if such Holder had, immediately prior to the record date for such distribution of cash, exchanged its Preferred Securities for ICG Common Stock, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect immediately prior to the close of business on such record date by a fraction of which the denominator shall be such Average Market Value on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of ICG Common Stock and the numerator of which shall be the Average Market Value on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, however, that
                                                  --------  -------
               in the event the portion of the cash so distributed applicable to one share of ICG Common Stock is equal to or greater than the Average Market Value on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon exchange the amount of cash such Holder would have received had such Holder exchanged each Preferred Security on the record date. If such dividend or distribution is not so paid or made, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such dividend or distribution had not been declared.

                    If any adjustment is required to be made as set forth
               in this subsection as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

                    (vi) In case a tender or exchange offer made by ICG or
               any subsidiary of ICG for all or any portion of the ICG Common Stock shall expire and such tender or exchange offer shall involve the payment by ICG or such subsidiary of consideration per share of ICG Common Stock having a fair market value (as determined by the board of directors of ICG or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the board of directors of ICG or such duly authorized committee thereof, as the case may be), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), that exceeds the Average Market Value on the Trading Day next succeeding the Expiration Time, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Exchange Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of ICG Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Average Market Value on the Trading Day next succeeding the Expiration Time and the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to in this subsection as the "Purchased Shares") and (y) the product of the number of shares of ICG Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Average Market Value on the Trading Day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If ICG is obligated to purchase shares pursuant to any such tender or exchange offer, but ICG is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such tender or exchange offer had not been made.

                    (vii) The "fair market value" shall mean the amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction. The "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of ICG Common Stock have the right to receive any cash, securities or other property or in which the ICG Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors of ICG or by statute, contract or otherwise).

                    (viii) Rights or warrants distributed by ICG to all holders of ICG Common Stock entitling the holders thereof to subscribe for or purchase shares of ICG's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                         (i) are deemed to be transferred with such shares of ICG Common Stock,

                         (ii) are not exercisable, and

                         (iii) are also issued in respect of future issuances of ICG Common Stock,

               shall not be deemed distributed for purposes of this
               Section 5 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Exchange Rate under this Section 5, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Exchange Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of ICG Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of ICG Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Exchange Rate shall be readjusted as if such issuance had not occurred.

                    (ix) No adjustment to the Exchange Rate shall be
               required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however,
                                                     --------  -------
               that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 5 to the contrary notwithstanding, the Company and ICG shall be entitled to make such increases in the Exchange Rate, in addition to those required by this
               Section 5, as they in their discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company and ICG from time to time may increase the Exchange Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the board of directors of ICG shall have made a determination that such increase would be in the best interests of the Company and ICG, which determination shall be conclusive. Whenever the Exchange Rate is so increased, the Company shall mail to Holders a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Exchange Rate takes effect. The notice shall state the increased Exchange Rate and the period it will be in effect.

                    (x) Whenever the Exchange Rate is adjusted, as herein provided, ICG shall promptly prepare an officers' certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after the preparation of such certificate, shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to each Holder.

                    (xi) In any case in which this Section 5 provides that
               an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to any Holder of a Preferred Security exchanged after such record date and before the occurrence of such event the additional shares of ICG Common Stock issuable upon such exchange by reason of the adjustment required by such event over and above the ICG Common Stock issuable upon such exchange before giving effect to such adjustment and (ii) paying to such holder any amount in cash or additional shares in lieu of any fractional share.

                    (xii) In case of a tender or exchange offer made by a person other than ICG or any subsidiary for an amount which increases the offeror's ownership of ICG Common Stock to more than 25% of the ICG Common Stock outstanding and shall involve the payment by such person of consideration per share of ICG Common Stock having a fair market value (as determined by the board of directors of ICG, whose determination shall be conclusive, and described in a resolution of the board of directors of ICG) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Average Market Value on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the board of directors of ICG is not recommending rejection of the offer, the Exchange Rate shall be increased so that the same shall equal the price determined by multiplying the Exchange Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of ICG Common Stock outstanding (including any tendered or exchange shares) on the Expiration Time multiplied by the Average Market Value on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to in this subsection as the "Purchased Shares") and (y) the product of the number of shares of ICG Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Average Market Value on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Exchange Rate shall again be adjusted to be the Exchange Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 5(b)(xii) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger of ICG or a sale of substantially all of ICG's assets.

                    5A.  Effect of Reclassification, Consolidation, Merger
                         -------------------------------------------------
          or Sale.  If any of the following events occur, namely (i) any
          -------
          reclassification or change of outstanding shares of ICG Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of ICG with another person as a result of which holders of ICG Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such ICG Common Stock, or (iii) any sale or conveyance of the properties and assets of ICG as, or substantially as, an entirety to any other person as a result of which holders of ICG Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such ICG Common Stock, then the Manager or the successor or purchasing person, as the case may be, shall prepare and execute a supplement to this Written Action providing that each Preferred Security shall be exchanged for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of ICG Common Stock issuable upon exchange of Preferred Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5 hereof. The Company shall cause notice of the execution of such supplement to be mailed to each Holder. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

                    5B.  Taxes on Shares Issued.  The issuance of stock
                         ----------------------
          certificates on exchanges of Preferred Securities shall be made without charge to the exchanging holder for any U.S. tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of a Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                    If ICG implements a stockholders' rights plan, such rights plan must provide that upon exchange of the Preferred Securities into ICG Common Stock the holders will receive, in addition to the ICG Common Stock issuable upon such exchange, such rights whether or not such rights have separated from the ICG Common Stock at the time of such exchange.

                    5C.  Fundamental Change.  Notwithstanding the
                         ------------------
          foregoing, but not in addition to the adjustments set forth elsewhere herein, if ICG or the Company makes an announcement of the occurrence or an imminent occurrence of a Fundamental Change at any time prior to the Mandatory Redemption Date, there will be an adjustment to the exchange rate of the Preferred Securities (the "Fundamental Change Exchange Rate") such that the exchange rate will thereafter equal the liquidation preference of the Preferred Securities, divided by the Fundamental Change Average Market Price, unless the Fundamental Change Exchange Rate is lower than the then current exchange rate of the Preferred Securities as calculated in the manner described above (in which case there will be no such adjustment to the exchange rate).

                    The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially of all of the outstanding shares of ICG Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive stock, securities, other property or assets (including cash) of another entity or person (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise).

                    "Fundamental Change Average Market Value" of the ICG Common Stock means the arithmetic average of the Current Market Value for the ten trading days ending on the fifth business day prior to the date of the closing of the Fundamental Change.

                    5D.  No Adjustments.  Notwithstanding anything herein
                         --------------
          to the contrary, no adjustment will be required as a result of
          (a) the issuance of shares of ICG Common Stock as a result of any of the following (i) the grant or exercise of employee or director stock options (ii) the exercise of outstanding warrants or conversion or exchange of existing notes and securities (including exchange of Class A Common Shares of ICG Holdings (Canada), Inc.), (iii) a contribution to ICG's 401(k) plan or ICG's 401(k) Wrap Around Deferred Compensation Plan and (iv) in satisfaction of ICG's obligations under its Employee Stock Purchase Plan or (b) the issuance of ICG Common Stock as a dividend on or upon exchange of the Preferred Securities. ICG Common Stock issued in connection with acquisitions of businesses or assets from persons that are not affiliates of ICG will be deemed to have been issued for a price at least equal to Average Market Value.

                    6.   Redemption.  (a)  Unless earlier redeemed or
                         ----------
          exchanged, the Preferred Securities must be redeemed (the "Mandatory Redemption"), out of funds legally available therefor, by the Company at a redemption price of 100% of the liquidation preference of the Preferred Securities plus accrued and unpaid dividends, if any, on the Mandatory Redemption Date.

                    (b) The Preferred Securities are subject to redemption by the Company, in whole or in part, at any time after the Closing Date and on or prior to November 15, 2000 (a "Provisional Redemption"), at a redemption price of 103% of the liquidation preference of the Preferred Securities to be redeemed plus accrued and unpaid dividends, if any, to the date of redemption (the "Provisional Redemption Date"), in the event that the Average Market Value equals or exceeds the following Trigger Percentages of the Exchange Price then in effect for at least 20 Trading Days in any consecutive 30-day Trading Day period ending on the Trading Day prior to the date of mailing of the notice of Provisional Redemption, if called for redemption in the 12-month period ending on November 15 of the indicated year:

                          YEAR                 TRIGGER PERCENTAGES
                          ----                 -------------------
                          1998                        170%
                          1999                        160
                          2000                        150

                    Upon any Provisional Redemption, the Company will make an additional payment in cash (the "Dividend Make-Whole Payment") with respect to the Preferred Securities called for redemption in an amount equal to the pro rata portion of the liquidation proceeds of any remaining Treasury strips held pursuant to the Escrow Agreement. The Company will be obligated to make the Dividend Make-Whole Payment on all Preferred Securities called for Provisional Redemption, regardless of whether such Preferred Security is exchanged prior to the Provisional Redemption Date. The Dividend Make-Whole Payment must be paid in cash.

                    (c) The Preferred Securities are subject to optional redemption (an "Optional Redemption") on or after November 18, 2000 (the "Initial Redemption Date"). At any time and from time to time on or after the Initial Redemption Date and until the Mandatory Redemption Date, the Company will have the right to redeem, in whole or in part, the Preferred Securities at a redemption price equal to the percentage of the liquidation preference set forth below, together with accrued and unpaid dividends, if any, to the date of redemption, if redeemed in the 12-month period beginning on November 15 of the indicated year:

                             YEAR                   TRIGGER PERCENTAGES
                             ----                   -------------------
                             2000                          102%
                             2001                          101%

                             2002 and thereafter           100%

                    (d) The redemption price pursuant to a Provisional Redemption, an Optional Redemption or the Mandatory Redemption may be paid, in each case at the Company's option, in (i) cash,
          (ii) ICG Common Stock, valued at 90% of the Average Market Value of the ICG Common Stock in the case of the Provisional Redemption or the Optional Redemption and 100% of the Average Market Value of the ICG Common Stock in the case of the Mandatory Redemption, or (iii) any combination of cash or ICG Common Stock; provided that the Company, in its notice of such redemption, must state whether the redemption price will be paid in cash, ICG Common Stock or a combination thereof, and provided that any payment must be made in cash to the extent ICG shall have provided the Company with cash (whether through dividends on the ICG Preferred Stock or otherwise) to make all or any portion of such payment with respect to such redemption.

                    7.   Redemption and Exchange Procedures.  (a)  Notice
                         ----------------------------------
          of any redemption (optional or mandatory) of the Preferred Securities (a "Notice of Redemption") shall be irrevocable and shall be given by the Company by mail not fewer than 30 nor more than 60 calendar days prior to the date fixed for redemption thereof to ICG and to each Holder of Preferred Securities that are being redeemed. For purposes of the calculation of the date of redemption and the date on which notices are given pursuant to this Section 7(a), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each appropriate Holder of Preferred Securities. A Notice of Redemption shall be addressed to each appropriate Holder of Preferred Securities at the address of such Holder appearing in the books and records of the Company. If all of the Preferred Securities are represented by Book-Entry Interests, Notices of Redemption shall be sent to the Clearing Agency. No defect in the Notice of Redemption or in the mailing thereof with respect to any Preferred Security shall affect the validity of the redemption proceedings with respect to any other Preferred Security. If fewer than all the Preferred Securities are being redeemed, then any redemption shall be on a pro rata basis.

                    (b) If the Preferred Securities are represented by Book-Entry Interests, the Company shall irrevocably deposit sufficient funds on the date fixed for redemption with the Clearing Agency and give the Clearing Agency irrevocable instructions and authority to pay the redemption price to the Holders of the Preferred Securities to be redeemed, and if the Preferred Securities are not represented by Book-Entry Interests, the Company shall irrevocably deposit such funds with the transfer agent for the Preferred Securities and give such transfer agent such irrevocable instructions and authority to pay the redemption price to the Holders of the Preferred Securities to be redeemed. If a Notice of Redemption shall have been given and sufficient funds irrevocably deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the Holders of such Preferred Securities so called for redemption will cease, except the right of such Holders to receive the redemption price, but without additional interest from and after such redemption date. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price is improperly withheld or refused and not paid either by the Company or by ICG (pursuant to the Guarantee), dividends on the Preferred Securities called for redemption will continue to accumulate at the then applicable rate to the date that the redemption price is actually paid and the Holders of such Preferred Securities may exercise all of their rights as Holders thereof.

                    8.   Liquidation Rights.  In the event of any voluntary
                         ------------------
          or involuntary liquidation, dissolution, winding-up or termination of the Company (each a "Liquidation"), the then holders of the Preferred Securities shall be entitled to receive out of the assets of the Company (which will include the ICG Preferred Stock, any interest on and principal of the Treasury Strips that are held in the Escrow Account, any ICG Common Stock that the Company received from ICG as a dividend (or otherwise) and have not distributed as a dividend on the Preferred Securities or sold in the open market, and any other assets of the Company), after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the stated liquidation preference of $50 of Preferred Security plus accrued and unpaid dividends thereon to the date of payment (the "Liquidation Distribution").

                    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Company has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by the Company on the Preferred Securities shall be paid on a pro rata basis. ICG is obligated to pay dividends, consisting of ICG Preferred Stock, to the Company so that it will be able to make the Liquidation Distribution in full.

                    9.   Sinking Fund.  The Preferred Securities shall not
                         ------------
          be subject to the operation of a retirement or sinking fund.

                    10.  Guarantee of Liabilities.  It shall be a condition
                         ------------------------
          precedent to the issuance of the Preferred Securities that ICG execute and deliver to the Company the Guarantee.

                    11.  Book-Entry Issuance.  (a)  The Depository Trust
                         -------------------
          Company, New York, New York ("DTC"), will initially act as the Clearing Agency. The Preferred Securities will be issued only as fully-registered securities and will be initially registered in the name of Cede & Co. (DTC's partnership nominee).

                    (b) DTC may discontinue providing its services as Clearing Agency with respect to the Preferred Securities by giving reasonable notice to the Company as provided in the agreement between the Company and DTC. Under such circumstances, if a successor Clearing Agency is not obtained, ICG at its expense shall cause certificates for Preferred Securities to be printed and delivered as promptly as practicable. If the ICG decides to discontinue use of the system of book-entry transfers through DTC (or a successor Clearing Agency), ICG at its expense shall cause certificates for Preferred Securities to be printed and delivered to the beneficial owners of the Preferred Securities as promptly as practicable.

                    (c) In the event that the Preferred Securities do not remain in book-entry-only form, the following provisions will apply:

                         (i)  Registration of transfers of Preferred
               Securities will be effected without charge by or on behalf of the Company, but upon payment (and/or the giving of such indemnity as the Company or the Manager may require) in respect of any tax or other governmental charges which may be imposed in connection therewith.

                         (ii) Exchanges of Preferred Securities for shares
               of ICG Common Stock shall be effected without charge by or on behalf of the Company, but upon payment (and/or the giving of such indemnity as the Company or the Manager may require) in respect of any tax or other governmental charges which may be imposed in connection with the issuance of any shares of ICG Common Stock in the name of any person other than the Holder of the Preferred Security for which it is being exchanged or for any reason other than such exchange.

                         (iii) The Company shall not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

                    12.  Registrar and Transfer Agent.  The Company hereby
                         ----------------------------
          appoints American Stock Transfer & Trust Company as its initial registrar, transfer agent and paying agent for the Preferred Securities. The Company may at any time designate an additional or substitute registrar, transfer agent and paying agent for the Preferred Securities and shall promptly notify the Holders of the Preferred Securities of any such designation.

                    13.  Transfer Restrictions.  The Preferred Securities
                         ---------------------
          have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Preferred Securities are being offered and sold only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A and (ii) to Institutional Accredited Investors.

                    By its purchase of Preferred Securities, each purchaser of Preferred Securities will be deemed to:

                    1. represent that it is purchasing the Preferred Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (i) a QIB, and it is aware that the sale to it is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor;

                    2. acknowledge that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

                    3. if it is a person other than a foreign purchaser outside the United States, agree that if it should resell or otherwise transfer any of the Securities within the period referred to in Rule 144(k) under the Securities Act after the original issuance of such Securities, it will do so only (i) to ICG or any subsidiary thereof, (ii) to a QIB in compliance with Rule 144A, (iii) outside the United States in compliance with Rule 904 under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (v) inside the United States to an Institutional Accredited Investor that, prior to such transfer, furnishes to the Transfer Agent a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (the form of which letter can be obtained from the Transfer Agent), and, if such transfer is in respect of an aggregate liquidation preference of Preferred Securities at the time of transfer of less than $250,000 or any other Securities, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act or
          (vi) pursuant to an effective registration statement with the Securities Act. Each Institutional Accredited Investor that is not a QIB and that is an original purchaser of the Preferred Securities will be required to sign an agreement to the foregoing effect. Prior to any proposed transfer of any Securities (other than pursuant to an effective registration statement within the period referred to in Rule 144(k) under the Securities Act after the original issuance of such Securities, the holder thereof must check the appropriate box set forth on the reverse of its Certificate relating to the manner of such transfer and submit the certificate to the transfer agent;

                    4. agree that it will deliver to each person to whom it transfers any of the Preferred Securities notice of any restrictions on transfer of such Preferred Securities;

                    5. if it is a QIB, understand that the Preferred Securities will be represented by the restricted global Preferred Securities certificate. Before any interest in the restricted global Preferred Securities certificate may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the transfer agent with a written certification (the form of which certification can be obtained from the transfer agent) as to compliance with the transfer restriction referred to above;

                    6. understand that, until registered under the Securities Act, the Securities (other than those issued to foreign purchasers after appropriate certification or in substitution or exchange therefor) will bear a legend to the following effect (as applicable) unless otherwise agreed by the Company and the holder thereof;

                    Each certificate representing a Preferred Security will bear the following legend:

                    THIS PREFERRED SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A, UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PREFERRED SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2), (3) OR (7) OF REGULATION d UNDER THE SECURITIES
          ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS PREFERRED SECURITY, RESELL OR OTHERWISE TRANSFER THIS PREFERRED SECURITY EXCEPT (A) TO ICG COMMUNICATIONS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PREFERRED SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE LIQUIDATION PREFERENCE OF PREFERRED SECURITIES AT THE TIME OF TRANSFER OF LESS THAN $250,000 OR ANY OTHER SECURITIES, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR
          (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PREFERRED SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND ICG FUNDING, LLC SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS S UNDER THE SECURITIES ACT. THE OPERATING AGREEMENT CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THE PREFERRED SECURITIES IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                    Each stock certificate representing any ICG Common stock issuable upon exchange will bear the following legend (unless the resale of such ICG Common Stock is not subject to the registration requirements of the Securities Act):

                    THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE TIME PERIOD REFERRED TO IN RULE 144(K), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO ICG COMMUNICATIONS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS OR TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) ABOVE), IT WILL FURNISH TO THE TRANSFER AGENT OR ICG COMMUNICATIONS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (F) ABOVE OR THE EXPIRATION OF ICG COMMUNICATIONS, INC. AND THE TRANSFER AGENT THAT THE COMMON STOCK HAS BEEN OR IS BEING OFFERED AND SOLD IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                    7. and acknowledge that ICG, the Company and the placement agents and others will rely upon the truth and accuracy of the foregoing acknowledgements, represents and agreements, and agrees that if any of the acknowledgments, representations or warranties deemed to have been made by it by its purchase of Preferred Securities are no longer accurate, it shall promptly notify ICG, the Company and the placement agents. If it is acquiring Preferred Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

                    14.  Governing Law.  This Written Action shall be
                         -------------
          governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                    IN WITNESS WHEREOF, the undersigned Manager of the Company has caused this Written Action to be executed.

                                        ICG COMMUNICATIONS, INC.


                                        By: /s/ J. Shelby Bryan
                                            -------------------------------
                                                Name:  J. Shelby Bryan
                                                Title: President and Chief
                                                         Executive Officer